UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 1, 2005

Date of Report (date of earliest event reported)

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2005, the Compensation Committee of the Board of Directors of Synopsys, Inc. (the “Company”) approved the principal terms of a fiscal 2005 bonus plan (the “Plan”) for the benefit of its employees, including its executive officers, but excluding the Company’s principal sales executive.

Employees participating in the Plan, including executive officers, will be eligible to receive a cash bonus in December 2005 based on the Company’s (and, in some cases, the employee's specific product group) achievement of not less than 90% of certain financial targets, including targets for bookings, revenue and expenses, and provided these performance targets are met, individual performance.  If the Company's performance exceeds 100% of the targets established, the pool from which bonuses are paid increases up to a maximum cap of 167%.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005	SYNOPSYS, INC.

/s/ Rex S. Jackson
Rex S. Jackson
Vice President, General Counsel and Secretary